EXHIBIT 21.1





                         INDEPENDENT BANKSHARES, INC.
                              LIST OF SUBSIDIARIES

                                DECEMBER 31, 1998


                                                                  STATE OF
                                  NAME                          INCORPORATION
                         ----------------------------           -------------

Parent:                  Independent Bankshares, Inc.              Texas

Non-banking
Subsidiaries:            Independent Financial Corp.               Delaware
                         Independent Capital Trust                 Delaware
Banking
Subsidiaries:            First State Bank, National Association    Texas
                         Azle State Bank                           Texas